Item 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Cash Trust Series, Inc. (the
"Corporation") was held on May 15, 1998. The following items, which are required to be reported under this Item 77 C were approved at the meeting:

1.  To elect Directors;

					SHARES VOTED    SHARES WITHHELD
DIRECTOR				    FOR		 AUTHORITY
Thomas G. Bigley			3,096,135,538	166,988,035
John E. Murray, Jr., J.D., S.J.D.	3,096,268,650	166,854,923
Nicholas P. Constantakis		3,096,798,545	166,325,028

Messers. Bigley, Murray and Constantakis, having been elected, now serve with the Corporation's Board of Directors which also consists of John F. Donahue, John T. Conroy, Jr., William J. Copeland, J. Christopher Donahue, James E. Dowd, Esq., Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Esq., Peter E. Madden, Wesley W. Posvar, and Marjorie P. Smuts.

2. To approve or disapprove an amendment to the fundamental investment policies on diversification of investments on behalf of Municipal Cash Series and Prime Cash Series;

Municipal Cash Series
Shares voted affirmatively . . . . . . . . . .    	239,908,782
Shares voted negatively . . . . . . . . . . .          	  5,861,211
Shares abstaining . . . . . . . . . . . . . . . .         6,689,056
Broker Non-Vote . . . . . . . . . . . . . . . .        	 85,945,816

Prime Cash Series
Shares voted affirmatively . . . . . . . . . .        1,512,588,840
Shares voted negatively . . . . . . . . . . . .       	 32,612,786
Shares abstaining . . . . . . . . . . . . . . . . .      75,203,288
Broker Non-Vote . . . . . . . . . . . . . . . . .     	559,973,364

3. To approve or disapprove an amendment to change from a fundamental to an operating policy the ability to invest in restricted securities on behalf of Municipal Cash Series and Prime Cash Series;

Municipal Cash Series
Shares voted affirmatively . . . . . . . . .            232,164,427
Shares voted negatively . . . . . . . . . . .             9,463,315
Shares abstaining . . . . . . . . . . . . . . . .        10,831,308
Broker Non-Vote . . . . . . . . . . . . . . . .          85,945,815

Prime Cash Series
Shares voted affirmatively . . . . . . . . . .        1,468,556,965
Shares voted negatively . . . . . . . . . . . .          65,420,630
Shares abstaining . . . . . . . . . . . . . . . . .      86,427,319
Broker Non-Vote . . . . . . . . . . . . . . . . .       559,973,364

4. To approve or disapprove an amendment in Prime Cash Series' fundamental investment policy on its intention to concentrate portfolio investments in one industry;

Prime Cash Series
Shares voted affirmatively . . . . . . . . . .        1,467,187,926
Shares voted negatively . . . . . . . . . . . .          70,422,501
Shares abstaining . . . . . . . . . . . . . . . . .      82,794,487
Broker Non-Vote . . . . . . . . . . . . . . . . .       559,973,364